UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 3, 2008

AVISTA CORPORATION

(Exact name of registrant as specified in its charter)

Washington	1-3701	91-0462470
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1411 East Mission Avenue, Spokane, Washington	99202-2600
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	509-489-0500
Web site: http://www.avistacorp.com

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01	Entry into a Material Definitive Agreement.

On April 3, 2008, Avista Corporation (Avista Corp.) issued $250.0 million of 5.95 percent First Mortgage Bonds due in 2018 under a registration statement previously filed with the Securities and Exchange Commission (SEC). Avista Corp. filed a prospectus supplement with the SEC in connection with this issuance of First Mortgage Bonds.

The net proceeds from the issuance of $247.5 million (net of discounts and before Avista Corp.’s expenses), together with other available funds, will be used to pay $272.9 million of 9.75 percent Unsecured Senior Notes that mature on June 1, 2008. Pending use, such proceeds will be invested by Avista Corp. in short-term investment vehicles or used to retire short-term debt.

Section 2 – Financial Information

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

See description of Avista Corp.’s issuance of $250.0 million of 5.95 percent First Mortgage Bonds due in 2018 under Item 1.01.

Section 8 – Other Events

Item 8.01	Other Events.

On April 3, 2008, Avista Corp. filed a general rate case with the Idaho Public Utilities Commission (IPUC). In the general rate case filing, Avista Corp. has requested to increase base electric rates for its Idaho customers by an average of 16.7 percent, which is designed to increase annual revenues by $32.2 million. Avista Corp. has also requested to increase base natural gas rates for its Idaho customers by an average of 5.8 percent, which is designed to increase annual revenues by $4.7 million.

The proposed rate increases are driven primarily by increases in fuel and purchased power costs to meet growing customer demand, capital investments in upgrading infrastructure to increase capacity and reliability, relicensing costs for Avista Corp.’s Spokane River hydroelectric projects, and expanding the storage and delivery capacity at the Jackson Prairie Natural Gas Storage Project.

Avista Corp.’s request is based on a proposed rate of return of 8.74 percent with a common equity ratio of 47.9 percent and a 10.8 percent return on equity. The IPUC generally has up to nine months to review a general rate case filing.

Section 9 – Financial Statements and Exhibits

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

4.1	Forty-Second Supplemental Indenture, dated as of April 1, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

AVISTA CORPORATION
(Registrant)

Date: April 8, 2008	/s/ Marian M. Durkin
Marian M. Durkin Senior Vice President, General Counsel and Chief Compliance Officer